Undertaking

October 1, 2010

Havaya Corp.

Dear Gentleman:

Each of the undersigned Directors of Havaya Corp. (“Company”) hereby undertakes to provide a loan of up to $5,000 to the Company (for an aggregate loan of up to $10,000) to help the Company cover its projected Federal securities laws compliance costs over the next twelve months in the event that the Company has insufficient funds to meets such costs.

Please contact us if you have any questions.

Very truly yours,

/s/ Avraham Grundman	/s/ Benny Adler
Mr. Avraham Grundman	Mr. Benny Adler